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                                  Exhibit 23.2

                        CONSENT OF PRICE WATERHOUSE LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 14, 1996, except as to the pooling of interests with Denron, Inc. which is as of June 4, 1997 appearing on page 10 of The JPM Company's Current Report on Form 8-K dated August 29, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
September 2, 1997